UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report December 18, 2009

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Verizon Communications Inc. (“Verizon”) Board of Directors has been engaged in an ongoing succession planning effort in consultation with Ivan G. Seidenberg, Verizon’s Chairman and Chief Executive Officer. Based on discussions with Mr. Seidenberg and in support of his strategic positioning of Verizon and its management team for long-term growth, the Human Resources Committee of the Board (the “Committee”) approved a special grant of performance stock units to John F. Killian (Executive Vice President and Chief Financial Officer) and Lowell C. McAdam (Executive Vice President & President and CEO Verizon Wireless Joint Venture) on December 18, 2009.

These special performance-based grants were authorized by the Committee under the terms and conditions of the Verizon Communications Inc. Long Term Incentive Plan. The performance stock units represent shares of Verizon stock that may become payable after the completion of a three-year performance cycle ending on December 31, 2012, provided that the holder remains actively employed throughout the cycle subject to the terms of the grant agreements. The number of performance stock units that vest at the end of the three-year performance cycle will be determined based on Verizon’s return on equity (“ROE”) during the performance cycle. No performance stock units will vest unless Verizon’s ROE meets a minimum threshold percentage. Up to two times the nominal number of performance stock units granted will vest if Verizon’s ROE meets or exceeds a maximum percentage at the conclusion of the performance cycle.

The value of each performance stock unit is equal to the fair market value of a share of Verizon’s common stock on the date of the grant and will change as the value of Verizon’s common stock changes. All performance stock units that vest at the end of the three-year performance cycle, including accrued dividend equivalents on the vested portion of the grant, will be settled in shares of Verizon common stock. To the extent any common stock is issued, the grant agreements require that Mr. Killian and Mr. McAdam hold such shares for an additional two-year period after the end of the performance cycle. If 100% of the nominal performance stock units vest, based on Verizon’s closing stock price on December 18, 2009, each of the grants would have a value of approximately $4.5 million plus accrued dividends.

In authorizing these grants, the Committee emphasized the link with financial and stock performance for shareholders, as well as the time period for vesting and the required retention of vested shares for two key members of Verizon’s senior management team.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	December 23, 2009	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary